SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2018

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SITESTAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-27763	88-0397234
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1518 Willow Lawn Drive
Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(434) 382-7366

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported under Item 5.07 of the Current Report on Form 8-K of Sitestar Corporation (the “Company”) filed with the Securities and Exchange Commission on January 12, 2018, the Company received, on

January 10, 2018, approval from the holders of a majority of the outstanding shares of Common Stock of the Company to amend the Company’s Articles of Incorporation, as amended to date, to increase the authorized shares of Common Stock from Three Hundred Million (300,000,000) shares of Common Stock to Three Hundred Fifty Million (350,000,000) shares of Common Stock.

To effectuate the aforesaid amendment, on January 23, 2018, the Company filed its Certificate of Amendment to the Articles of Incorporation of the Company (the “Amendment”) with the Nevada Secretary of State. Following the filing of the Amendment, the aggregate number of shares which the Company shall have the authority to issue is Three Hundred Fifty Million (350,000,000) shares of Common Stock at $.001 par value, and Thirty Million (30,000,000) shares (unchanged) of Serial Preferred Stock at $.001 par value.  A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Shell company transactions – not applicable

(d) Exhibits:

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment to the Articles of Incorporation of Sitestar Corporation

Sitestar Corporation

Exhibit Index

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment to the Articles of Incorporation of Sitestar Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2018		SITESTAR CORPORATION

	By:	/s/ Steven L. Kiel
Steven L. Kiel
President & CEO